Exhibit 10.5

The Midera Food Processing, Inc. 2026 Long-Term Incentive Plan

Introduction

The Midera Food Processing, Inc. 2026 Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Midera Food Processing, Inc. (the “Company”) and its stockholders by providing officers and other employees of the Company and its affiliates (including directors who are also employees of the Company or its affiliates) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and its affiliates and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, non-employee directors and consultants in fulfilling their personal responsibilities for long-range achievements. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s stockholders. The Plan has been adopted and approved by the Board (defined below) and shall become effective as of May 20, 2026 (the “Effective Date”), subject to the approval of the stockholders of the Company.

Article I

DEFINITIONS

Section 1.1 “Award Agreement” means an agreement described in Section 3.2 between the Company and an Eligible Participant, setting forth the terms and conditions of an Award granted to an Eligible Participant.

Section 1.2 “Board” means the Company’s Board of Directors.

Section 1.3 A “Change of Control” shall occur on the date on which:

(1)  Any Person (as defined below) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 35% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(2)  There is consummated a merger or consolidation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 35% of the combined voting power of the Company’s then outstanding securities;

(3)  individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(4)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, (x) a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; and (y) for each Grant that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Grant only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

For purposes of the Plan, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock.

Section 1.4 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.5 “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a Non-Employee Director. If at any time or to any extent the Board shall not administer the Plan, then the functions of the administrator specified in the Plan shall be exercised by the Committee.

Section 1.6 “Company” means Midera Food Processing, Inc., a Delaware corporation.

Section 1.7 “Date of Grant” means the date specified by the Committee as the date on which a Grant is to be granted (which date may be no earlier than the date the resolution approving the Grant is adopted by the Committee), or if no such date is specified by the Committee, the date on which the Committee adopts a resolution making the Grant.

Section 1.8 “DDE” means a deferred Dividend Equivalent Right, which is a Dividend Equivalent Right that is accrued during the restricted period set forth in an Award Agreement and that becomes payable to an Eligible Participant upon the expiration or termination of such restricted period.

Section 1.9 “Dividend Equivalent Right” means the right of an Eligible Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Eligible Participant in an amount equal to the cash dividends paid on one (1) Share for each Share represented by an Award held by such Eligible Participant.

Section 1.10 “Eligible Participant” means any employee of an Employer, any Non-Employee Director of the Company or service provider, not employed as an employee, providing services to the Company or an affiliate or subsidiary of the Company.

Section 1.11 “Employer” means the Company or any affiliate or subsidiary of the Company.

Section 1.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

Section 1.13 “Fair Market Value” means, as of the relevant date, the closing price of Stock on the national stock exchange or automated quotation system on which the Stock is then listed or, if there was no trading in Stock on that date, the closing price of Stock on such exchange or automated quotation system on the next preceding date on which there was trading in Stock.

Section 1.14 “Grant” means any award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units, Phantom Units or Other Equity-Based Award (or any combination thereof) made under this Plan to an Eligible Participant.

Section 1.15 “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

Section 1.16 “Insider” means an officer or director of the Company or any other person whose transactions in shares of Stock are subject to Section 16 of the Exchange Act.

Section 1.17 “NASDAQ Stock Market Rules” means the Qualitative Listing Requirements for Issuers Listed on the Exchange published by the NASDAQ Stock Market.

Section 1.18 “Non-Employee Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3 and any other qualifications required by the NASDAQ Stock Market Rules.

Section 1.19 “Option” means any stock option granted under this Plan.

Section 1.20 “Other Equity-Based Award” means a Grant made pursuant to Article IX.

Section 1.21 “Performance Goals” means performance goals based on criteria selected by the Committee in its sole discretion, including, without limitation, one or more of the following criteria: (1) return on total stockholder equity (including growth measures); (2) earnings per share or earnings per share growth of Company common stock; (3) net earnings or net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) sales or revenues (including net sales or revenue growth); (6) return or growth on assets, capital or investment; (7) market share; (8) expense reduction goals; (9) implementation or completion of critical projects or processes; (10) cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (11) gross, operating or net profit or margins (including net operating profit or net operating profit after tax); (12) achievement of strategic goals; (13) growth and/or performance of the Company’s sales force or product line; (14) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (15) operating measures (including, but not limited to, productivity, efficiency, quality); (16) stock price; and (17) any combination of, or a specified increase in, any of the foregoing. A Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the Committee, the Performance Goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year’s results or a peer group or an index.

The Committee also has the authority in its sole discretion to make equitable adjustments as it deems necessary, to reflect the impact of extraordinary items not reflected in such goals, including, but not limited to: (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any intangibles/goodwill amortization charges attributable to acquisitions or dispositions of stock or assets, (3) any changes in accounting standards or treatments, (4) all items of gain, loss or expense for the year related to restructuring charges for the Company or its subsidiaries, (5) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business (including but not limited to any costs allocated to the Company by any entity that acquires the Company), (6) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business, (7) the impact of capital expenditures, (8) the impact of share repurchases and other changes in the number of outstanding shares, (9) fees and expenses associated with a business transaction such as investment banking fees and/or legal, accounting or tax planning fees, and (10) charges or amortization related to intangibles/goodwill. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

Section 1.22 “Performance Stock” means Stock issued pursuant to Article VII.

Section 1.23 “Performance Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Article VII. Each Performance Stock Unit represents an unfunded and unsecured obligation of the Company.

Section 1.24 “Phantom Unit” shall mean the right, granted pursuant to Article VIII, to receive in cash or shares the Fair Market Value of a share of Stock or, in the case of a Grant denominated in cash, to receive the amount of cash per unit that is determined by the Committee in connection with the Grant.

Section 1.25 “Plan” means the Midera Food Processing, Inc. 2026 Long-Term Incentive Plan, as set out in this document and as may be amended and restated from time to time.

Section 1.26 “Recipient” means an Eligible Participant to whom a Grant has been made.

Section 1.27 “Restricted Stock” means Stock transferred to a Recipient in a Grant which is, at the Date of Grant, both (i) not “transferable” and (ii) “subject to a substantial risk of forfeiture,” within the meaning of Section 83 of the Code.

Section 1.28 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Article VI. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

Section 1.29 “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

Section 1.30 “Stock” means the Company’s authorized common stock, par value $.01 per share.

Section 1.31 “Stock Appreciation Right” means a right transferred to a Recipient under a Grant which entitles the Recipient, upon exercise, to receive a payment (in cash, Stock or a combination of cash and Stock) which is equal to the increase (if any) in the Fair Market Value of a share of Stock between the Date of Grant and the date as of which the right is exercised.

Section 1.32 The masculine gender includes the feminine, and the singular number includes the plural, unless a different meaning is clearly required by the context.

Article II

STOCK AVAILABLE FOR GRANTS

Section 2.1 Subject to adjustment as provided in Section 2.2 herein, a maximum of 3,000,000 shares of Stock are available for Grants under the Plan, which amount shall also be the maximum number of shares of Stock that may be issued under the Plan pursuant to Incentive Stock Options. The Stock available for Grants may include unissued or reacquired shares. If any shares subject to a Grant are forfeited, cancelled, exchanged or surrendered or if a Grant otherwise terminates or expires without a distribution of shares to the Recipient, the shares of Stock with respect to such Grant shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Recipient or withheld by the Company as full or partial payment in connection with any Grant under the Plan, as well as any shares of Stock exchanged by a Recipient or withheld by the Company or any subsidiary to satisfy the tax withholding obligations related to any Grant under the Plan, shall not be available for subsequent Grants under the Plan. Upon the exercise of any Grant made in tandem with any other Grants, such related Grants shall be canceled to the extent of the number of shares of Stock as to which the Grant is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Grants under the Plan. In addition, shares of Stock underlying Grants that can only be settled in cash shall not be counted against the aggregate number of shares of Stock available for Grants under the Plan.

Section 2.2

(a) Except as provided in an Award Agreement or as otherwise provided in the Plan, in the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Grants or the total number of shares of Stock issuable under the Plan pursuant to Section 2.1, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Grants, (iii) the exercise price, grant price or purchase price relating to any Grant, and (iv) any individual limitations or Plan limitations applicable to Grants; provided that, with respect to Incentive Stock Options, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided further that no such adjustment shall cause any Grant hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

(b) The Committee may make Grants under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of an employee, director, consultant or other service provider of another corporation or entity that becomes an Eligible Participant by reason of such corporation transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the NASDAQ Stock Market Rules, any such substituted or assumed awards shall not reduce the number of shares available under the Plan set forth in Section 2.1 herein.

Article III

MAKING GRANTS

Section 3.1

(a) The Committee may, at any time while the Plan is in effect and there is Stock available for Grants, make Grants to Eligible Participants; provided, that subject to the terms of the Plan, the timing, pricing and amount of a Grant to an Insider shall be made solely by a committee consisting solely of two or more directors who are Non-Employee Directors. The maximum aggregate Grants made during any fiscal year to any Eligible Participant will not exceed (i) 200,000 shares of Stock, or (ii) with respect to any Grant denominated in cash, $10,000,000, in each case subject to adjustment as provided by Section 2.2. subject to adjustment as provided in as provided in Section 2.2(a). Grants of Options intended to be treated as Incentive Stock Options may only be made to employees of an Employer and not to Non-Employee Directors or other service providers. Notwithstanding any provision of the Plan, to the extent that any Grant would be subject to Section 409A of the Code, no such Grant may be made if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulation or guidance promulgated thereunder.

(b) No Grant may be made after the tenth anniversary of the Effective Date.

(c) All Grants and any exercises of Grants are conditioned upon stockholder approval of the Plan as described in Section 11.2.

(d) No individual who is a Non-Employee Director of the Company shall receive Grants during any calendar year that, when aggregated with such Non-Employee Director’s cash fees with respect to such calendar year, exceed $400,000 in total value (calculating the value of any such awards based on the Fair Market Value as of the Date of Grant).

(e) No Option or Stock Appreciation Right may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval (except as permitted under Section 2.2(b)), if the effect would be to reduce the exercise price for the Stock underlying such Option or Stock Appreciation Right, respectively. In addition, in no event will the Company pay cash or other consideration for Options where at the time of payment the exercise price of the Option is greater than the Fair Market Value of the Stock underlying the Option or pay cash or other consideration for Stock Appreciation Rights where at the time of payment the exercise price established in the Grant is greater than the Fair Market Value of the Stock underlying the Stock Appreciation Right.

Section 3.2

(a) The terms of each Grant will be set out in an Award Agreement in a form approved by the Committee setting forth the number of shares of Stock, as applicable, subject to the Grant, and the price (if any) and term of the Grant and, in the case of performance-based awards, the applicable Performance Goals and performance period. The Award Agreement also may set forth (or incorporate by reference) other material terms and conditions applicable to the Grant as determined by the Committee consistent with the limitations of this Plan.

(b) Subject to the applicable provisions of Articles IV through IX, a Grant may contain any terms and conditions which the Board determines, as long as they are consistent with the provisions of the Plan. Such terms may, without limitation, include provisions that Grants shall terminate upon termination of employment in specified circumstances.

Article IV

OPTIONS

Section 4.1 The terms of each Option must include the following:

(a) The name of the Recipient.

(b) The number of shares which are subject to the Option.

(c) The term over which the Option may be exercised.

(d) A requirement that the Option is not transferable by the Recipient except by will or the laws of descent and distribution and that, during his lifetime, it is exercisable only by him. Provided that, subject to the approval of the Board, an Option may be transferable as permitted under 17 C.F.R. sec. 240.16b-3 and 5, as long as such transfers are made to one or more of the following: family members, including children of the Recipient, the spouse of the Recipient, or grandchildren of the Recipient, trusts for such family members or charities (“Transferees”), provided that (i) such transfer is a bona fide gift and accordingly, the Recipient receives no consideration for the transfer, (ii) the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer and (iii) the Transferee acknowledges that it is subject to such terms and conditions in a form satisfactory to the Company. In the event of such a transfer, the Transferee may not subsequently transfer this Option. The designation of a beneficiary shall not constitute a transfer.

(e) A statement of whether the Option is intended to be an Incentive Stock Option or a “nonstatutory stock option”.

(f) The exercise price per share must be at least 100% of the Stock’s Fair Market Value on the Date of Grant.

Section 4.2 An Option which is intended to be an Incentive Stock Option must contain the following terms:

(a) The exercise price per share must be at least 100% of the Stock’s Fair Market Value on the Date of Grant.

(b) The aggregate Fair Market Value (as of the Date of Grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Recipient during any calendar year (under all stock option plans of the Employers) may not exceed $100,000.

(c) The term over which the Option may be exercised may never exceed ten years from the Date of Grant.

(d) If the Recipient, at the time the Option is granted, owns 10% or more of the voting stock of an Employer (including Stock which he is deemed to own under Section 424(d) of the Code), the exercise price must be at least 110% of the Stock’s Fair Market Value as of the Option’s Date of Grant, and the term of the Option may not be more than five (5) years from the Date of Grant.

(e) Each Recipient awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any shares of Stock acquired pursuant to the exercise of such Incentive Stock Option. A “disqualifying disposition” is any disposition (including any sale) of such Stock before the later of (i) two (2) years after the time of grant of the Incentive Stock Option and (ii) one (1) year after the date the Recipient acquired the shares of Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Recipient until the end of the period described in the preceding sentence, subject to complying with any instructions from such Recipient as to the sale of such Stock.

Section 4.3

(a) An Option may be exercised, in whole or part, at any time during its term, subject to any specific conditions in the Option’s terms and any rules adopted by the Board for the exercise of Options.

(b) A Recipient may pay the exercise price of an Option on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Stock owned by the Recipient and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods (including broker assisted cashless exercise or by attestation) as the Committee may from time to time authorize; provided, however, that in the case of a Recipient who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Except as authorized by the Committee, any payment in shares of Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

(c) The following rules apply to the exercise of Options, unless otherwise provided in the Award Agreement between the Company and the Recipient:

(i) If a Recipient dies, any Option may, to the extent it was exercisable at his death, be exercised by his estate, within one (1) year after his date of death or such shorter period as the Option may provide. Any portion of the Option that has not vested as of the date of death shall be canceled.

(ii) If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within one (1) year after his termination of employment or such shorter period as the Option may provide. Any portion of the Option that has not vested as of the date of disability shall be canceled.

(iii) If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within three (3) months after his termination of employment or such shorter or longer period as the Option may provide. Any portion of the Option that has not vested as of the date of termination shall be canceled.

(iv) Subparagraph (i), (ii) or (iii) can never operate to make an Option exercisable beyond the term for which it was granted.

(d) To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under paragraph (c), it will be canceled.

Article V

STOCK APPRECIATION RIGHTS

Section 5.1 The terms of each Grant of Stock Appreciation Rights must include the following:

(a) The name of the Recipient.

(b) The number of Stock Appreciation Rights which are being granted.

(c) The term over which the Stock Appreciation Rights may be exercised. This term may never exceed ten (10) years from the Date of Grant.

(d) The exercise price of the Stock Appreciation Right may never be less than 100% of the Fair Market Value of the Stock on the Date of Grant.

(e) A description of any events which will cause cancellation of the Stock Appreciation Rights before the end of the term described in subparagraph (c).

(f) Whether or not the Stock Appreciation Rights are issued in tandem with any Option, and, if so, the manner in which the Recipient’s exercise of one affects his right to exercise the other.

(g) A requirement that the Stock Appreciation Rights are not transferable by the Recipient except by will or the laws of descent and distribution and that during his lifetime such Rights are exercisable only by him.

Section 5.2 Stock Appreciation Rights which are issued in tandem with an Option which is intended to be an Incentive Stock Option must contain the following terms:

(a) They will expire no later than at the expiration of the Option.

(b) Payment under the Stock Appreciation Rights may not exceed 100% of the difference between the exercise price of the Option and the Fair Market Value of Stock on the date the Stock Appreciation Rights are exercised.

(c) They are transferable only when the Option is transferable, and under the same conditions.

(d) They are exercisable only when the Option is exercisable.

(e) They may only be exercised when the Fair Market Value of Stock exceeds the exercise price of the Option.

Section 5.3

(a) Stock Appreciation Rights may be exercised at any time during their term, subject to Section 5.2, to any specific conditions in their terms and to any rules adopted by the Board for the exercise of Stock Appreciation Rights.

(b) Determination of the form of payment upon exercise of a Stock Appreciation Right (cash, Stock or a combination of cash and Stock) is solely in the discretion of the Board.

(c) The following rules apply to the exercise of Stock Appreciation Rights, unless otherwise provided in the Award Agreement between the Company and the Recipient:

(i) If a Recipient dies, any Stock Appreciation Right may, to the extent it was exercisable at his death, be exercised by his estate, within one (1) year after his date of death or such shorter period as the Stock Appreciation Right may provide. Any portion of the Stock Appreciation Right that has not vested as of the date of death shall be canceled.

(ii) If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Stock Appreciation Right to the extent it was exercisable at his termination of employment, but only within one (1) year after his termination of employment or such shorter period as the Stock Appreciation Right may provide. Any portion of the Stock Appreciation Right that has not vested as of the date of disability shall be canceled.

(iii) If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Stock Appreciation Right to the extent it was exercisable at his termination of employment, but only within three (3) months after his termination of employment or such shorter or longer period as the Stock Appreciation Right may provide. Any portion of the Stock Appreciation Right that has not vested as of the date of termination shall be canceled.

(iv) Subparagraph (i), (ii) or (iii) can never operate to make a Stock Appreciation Right exercisable beyond the term for which it was granted.

Article VI

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 6.1 The terms of each Grant of Restricted Stock or Restricted Stock Unit, as applicable, must include the following:

(a) the name of the Recipient.

(b) the number of shares of Restricted Stock which are being granted or the number of Restricted Stock Units which are being granted, as applicable.

(c) whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

(d) description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed.

(e) whether Restricted Stock Units shall, upon vesting and lapse of any restrictions, be settled in cash, shares of Stock, or a combination of both.

(f) provisions for treatment of the Grant upon termination of employment or service with the Company or upon a Change of Control.

Article VII

PERFORMANCE STOCK AND PERFORMANCE STOCK UNITS

Section 7.1 The terms of each grant of Performance Stock or Performance Stock Units must include the following:

(a) the name of the Recipient.

(b) the number of shares of Performance Stock which are being granted or the number of Performance Stock Units which are being granted, as applicable.

(c) details of the applicable performance period, if any, and Performance Goals to apply.

(d) whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

(e) whether Performance Stock Units shall, upon vesting and lapse of any restrictions, be settled in cash, shares of Stock, or a combination of both.

(f) provisions for treatment of the Grant upon termination of employment or service with the Company or upon a Change of Control.

Article VIII

PHANTOM UNITS

Section 8.1 The terms of each Grant of Phantom Units must include the following, subject to Section 409A of the Code:

(a) the name of the Recipient.

(b) the number of shares of Stock underlying the Grant, or in the case of Phantom Units denominated in cash, the amount of cash represented by each Phantom Unit.

(c) description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed, as set forth in Sections 8.2 and 8.3.

(d) provisions for treatment of the Grant upon termination of employment or service with the Company or upon a Change of Control.

Section 8.2 At the time of the grant of Phantom Units, the Committee shall establish a vesting date or vesting dates with respect to such units. Provided that all conditions to the vesting of the Phantom Units imposed are satisfied, and subject to other terms and condition of the Grant, upon the occurrence of the vesting date with respect to the Phantom Units, such units shall vest. The Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of Performance Goals.

Section 8.3 Unless otherwise provided at the time of grant, upon the vesting of Phantom Units, the Participant shall be paid, within thirty (30) days of the date on which such units vest, an amount, in cash and/or shares of Stock, as determined by the Committee. Unless otherwise provided at the time of grant, in the case of Grants denominated in shares of Stock, the amount per Phantom Unit shall be equal to the sum of (1) the Fair Market Value of a share of Stock on the date on which such Phantom Units vest and (2) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the Date of Grant and terminating on the date on which such units vest. In the case of Grants denominated in cash, the amount per Phantom Unit shall be equal to the cash value of the Phantom Unit on the date on which such Phantom Unit vests.

Article IX

OTHER EQUITY-BASED AWARDS

Section 9.1  Other forms of Grants (“Other Equity-Based Awards”) valued in whole or in part by reference to, or otherwise based on, Stock, including but not limited to Dividend Equivalent Rights, may be granted either alone or in addition to other Grants (other than in connection with Options or Stock Appreciation Rights) under the Plan. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Equity-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Equity-Based Awards, or the manner in which such Other Equity-Based Awards shall be settled (e.g., in shares of Stock or cash), or the conditions to the vesting and/or payment or settlement of such Other Equity-Based Awards (which may include, but not be limited to, achievement of Performance Goals).

Article X

ADMINISTRATION

Section 10.1 The Plan shall be administered by the Committee and shall be administered in accordance with the requirements of Rule 16b-3, to the extent applicable. The complete authority to control and manage the operation and administration of the Plan is placed in the Committee. The Board will designate the members of the Committee. Notwithstanding the foregoing, any action taken under this Plan by the Committee will be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 10.1 or otherwise provided in any charter of the Committee.

Section 10.2 The Committee has all authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

(a) To make Grants and determine their terms, subject to the provisions of the Plan.

(b) To interpret the provisions of the Plan.

(c) To adopt any rules, procedures and forms necessary for the operation and administration of the Plan which are consistent with its provisions.

(d) To determine all questions relating to the eligibility and other rights of all persons under the Plan.

(e) To keep all records necessary for the operation and administration of the Plan.

(f) To designate or employ agents and counsel (who may also be employed by an Employer) to assist in the administration of the Plan.

(g) To determine whether, to what extent, and under what circumstances any Grant may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered.

(h) To determine the terms and provisions of the Award Agreements (which need not be identical for each Recipient).

(i) To cause any shares of Stock acquired by a Recipient through exercise or settlement of a Grant to be recorded on the Company’s records in the Recipients’ name, and to cause such shares to be issued to the Recipient or to his brokerage account, as he elects.

(j) To cause any withholding of tax required in connection with a Grant to be made.

(k) To determine the duration and purpose of leaves of absence which may be granted to an Eligible Participant without constituting termination of the Eligible Participant’s employment or service for purposes of Grants made under the Plan.

(l) To make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, except for adjustments contemplated by Section 2.2, the terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Board member shall be liable for any action or determination made with respect to the Plan or any Grant made hereunder.

(m)  The Committee may, in its sole discretion, delegate its authority, in whole or in part, under this Article X (including, but not limited to, its authority to make Grants under the Plan, other than its authority to make Grants under the Plan to any Eligible Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Stock is traded.

Article XI

AMENDMENT AND TERMINATION

Section 11.1  The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval (i) increase the aggregate number of shares available for Grants (except to reflect an event described in Section 2.2); (ii) extend the term of the Plan; (iii) materially expand the types of awards available under the Plan; (iv) change the definition of Eligible Participant to add a category or categories of individuals who are eligible to participate in the Plan; (v) delete or limit the prohibition against repricing of Options or Stock Appreciation Rights contained in Section 10.2(l); or (vi) make other changes which require approval by the stockholders of the Company in order to comply with applicable law or the NASDAQ Stock Market Rules.

Section 11.2 If the Plan is not, within twelve (12) months of its Effective Date, approved by a majority of the shares voted at a regular or special meeting of the Company’s stockholders, the Plan will terminate and all Grants made under it will be canceled.

Section 11.3 No amendment or termination of the Plan (other than termination under Section 11.2) may adversely modify any person’s rights under an outstanding Grant unless he consents to the modification in writing.

Section 11.4 No Grants may be made under the Plan after the tenth anniversary of the Effective Date; provided, however, that the expiration of the tenth anniversary of the Effective Date shall not affect outstanding Grants under the Plan, which shall remain in full force and effect.

Article XII

MISCELLANEOUS

Section 12.1 Neither the provisions of this Plan, nor the fact that a Recipient receives a Grant will constitute or be evidence of a contract of employment, position or compensation level, or give such Recipient any right to continued employment with the Employer. Neither the provisions of this Plan nor the fact that a Recipient receives a Grant will be construed as the Company’s guarantee of the tax effects for the Recipient of the receipt of a Grant, transfer of the same, exercise of the same, or the retention or sale of the underlying Stock.

Section 12.2 Each Recipient shall, no later than the date as of which the value of a Grant first becomes includible in the gross income of such Recipient for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Recipient’s applicable jurisdiction with respect to the Grant, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Recipient. Whenever cash is to be paid pursuant to a Grant, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Stock or property other than cash are to be delivered pursuant to a Grant, the Company shall have the right to require the Recipient to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company with respect to the Grant (including with respect to associated dividends, Dividend Equivalents or DDEs); provided, that, with the approval of the Committee, a Recipient may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such delivery Stock or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such already owned and unrestricted shares of Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Stock to be delivered pursuant to a Grant. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Grant as determined by the Company.

Section 12.3 The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Recipient shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Recipient under the Plan or any Grant until the Recipient would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Grants (or any other amounts payable under any plan, program or arrangement of the Employer) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such Grants (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Recipient death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Recipient shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 12.4 If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

Section 12.5 Except as provided in federal law, the provisions of the Plan will be construed in accordance with the laws of Delaware, without giving effect to principles of conflicts of laws

Section 12.6 All Grants made under the Plan shall be subject to any clawback or recoupment policies of the Company as in effect from time to time, or as otherwise required by law or the NASDAQ Stock Market Rules.

Section 12.7 In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Grants, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Grants by a Recipient may be permitted through the use of such an automated system

Section 12.8 No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Grants, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 12.9 No Eligible Participant will have any of the rights of a stockholder with respect to any shares of Stock until the shares of Stock are issued to the Eligible Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Grant. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. After shares of Stock are issued to the Eligible Participant, the Eligible Participant will be a stockholder and have all the rights of a stockholder with respect to such shares of Stock, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares of Stock; provided, that if such shares of Stock are Restricted Stock, then any new, additional or different securities the Eligible Participant may become entitled to receive with respect to such shares of Stock by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Eligible Participant will have no right to such stock dividends or stock distributions with respect to unvested Grants, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such unvested Grants become vested shares of Stock. The Committee, in its discretion, may provide in the Award Agreement evidencing any Grant that the Eligible Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on shares of Stock underlying a Grant during the period beginning on the date the Grant is made and ending, with respect to each share of Stock subject to the Award, on the earlier of the date on which the Grant is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the unvested shares of Stock, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such unvested shares of Stock become vested Grants. Such Dividend Equivalent Rights, if any, will be credited to the Eligible Participant in the form of additional whole shares of Stock as of the date of payment of such cash dividends on shares of Stock.

Section 12.10 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.